Exhibit 1(j)

                            SCUDDER GLOBAL FUND, INC.

                             ARTICLES SUPPLEMENTARY

Scudder Global Fund, Inc., a Maryland corporation (which is hereinafter called the "Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified seventy million (70,000,000) shares of the authorized but unissued shares of the "Global Discovery Fund" series of the Corporation's capital stock into three separate classes of shares of the "Global Discovery Fund" series, with forty million (40,000,000) of such shares being designated and classified as "Class A" shares of the "Global
Discovery Fund" series, twenty million (20,000,000) of such shares being designated and classified as "Class B" shares of the "Global Discovery Fund" series, and ten million (10,000,000) of such shares being designated and classified as "Class C" shares of the "Global Discovery Fund" series, (ii) has duly designated the thirty million (30,000,000) shares of the issued and unissued authorized shares of the "Global Discovery Fund" series of the Corporation's capital stock not designated and classified pursuant to (i) above as a separate class of the "Global Discovery Fund" series, such class being designated as the "Class S" or the "Scudder Shares class" shares of the "Global Discovery Fund" series and (iii) has duly redesignated the "Global Discovery Fund" series as follows: (1) when referring to the "Class A", "Class B", "Class C" and/or "Class S" (or "Scudder Shares class") shares of the "Global Discovery Fund" series of the Corporation's capital stock, the "Global Discovery Fund" series shall, subject to (2) and (3) below, be referred to as the "Global Discovery Fund" series of the Corporation's capital stock; (2) when referring to the "Class A", "Class B" and/or "Class C" shares of the "Global Discovery Fund" series of the Corporation's capital stock, the "Global Discovery Fund" series may sometimes be referred to as the "Kemper Global Discovery Fund" series of the Corporation's capital stock and (3) when referring to the "Class S" (or "Scudder Shares class") shares of the "Global Discovery Fund" series of the Corporation's capital stock, the "Global Discovery Fund" series may sometimes be referred to as the "Scudder Global Discovery Fund" series of the Corporation's capital stock.

     (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue eight hundred million (800,000,000) shares of capital stock, $0.01 par value per share, one hundred million (100,000,000) of such shares being designated as the "Emerging Markets Income Fund" series; three hundred million (300,000,000) of such shares being designated as the "Global Bond Fund" series; two hundred million (200,000,000) of such shares being designated as the "International Bond Fund" series; one hundred million (100,000,000) of such shares being designated as the "Global Fund" series; and one hundred million (100,000,000) of such shares being designated as the "Global Discovery Fund" series.


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     (b)  Immediately  after the  filing of these  Articles  Supplementary,  the
Corporation will have the authority to issue eight hundred million (800,000,000) shares of capital stock, $0.01 par value per share, one hundred million (100,000,000) of such shares being designated as the "Emerging Markets Income
Fund"  series;  three  hundred  million   (300,000,000)  of  such  shares  being
designated as the "Global Bond Fund" series; two hundred million (200,000,000) of such shares being designated as the "International Bond Fund" series; one hundred million (100,000,000) of such shares being designated as the "Global Fund" series; and one hundred million (100,000,000) of such shares being designated as the "Global Discovery Fund" series. Of the one hundred million (100,000,000) shares designated as the "Global Discovery Fund" series, forty million (40,000,000) of such shares will be designated as "Class A" shares of the "Global Discovery Fund" series; twenty million (20,000,000) of such shares will be designated as "Class B" shares of the "Global Discovery Fund" series; ten million (10,000,000) of such shares will be designated as "Class C" shares of the "Global Discovery Fund" series; and thirty million (30,000,000) of such shares will be designated as "Class S" or "Scudder Shares class" shares of the "Global Discovery Fund" series.

     SECOND: A description of the "Class A", "Class B" and "Class C" shares of the "Global Discovery Fund" series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

     (a) Except as provided in the Charter of the Corporation and except as described in (b) and (c) below, the "Class A" "Class B" and "Class C" shares of the "Global Discovery Fund" series each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as the "Class S" (or "Scudder Shares class") shares of the "Global Discovery Fund" series.

     (b) The "Class A", "Class B" and "Class C" shares of the "Global Discovery Fund" series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such, expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administrative or service agreement, plan or other arrangement, however designated), and to such account size requirements, which may be different from one another, as well as different from the sales loads, charges, expenses, fees or account size requirements of the "Class S" (or "Scudder Shares class") shares of the "Global Discovery Fund" series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

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


     (c) The "Class B" shares of the "Global Discovery Fund" series shall be convertible into "Class A shares of the "Global Discovery Fund" series on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

     THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of any series or class of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

     FOURTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions designating, redesignating and classifying the capital stock of the "Global Discovery Fund" series as set forth in these Articles Supplementary.

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

     IN WITNESS WHEREOF, Scudder Global Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 15th day of April, 1998; and its Vice President acknowledges that these Articles Supplementary are the act of Scudder Global Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                  SCUDDER GLOBAL FUND, INC.

/s/Caroline Pearson                            By: /s/Thomas F. McDonough
-------------------                                --------------------------
(SEAL)
Caroline Pearson                            Thomas F. McDonough,
Assistant Secretary                         Vice President


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